VOTING TRUST AGREEMENT

                  VOTING TRUST AGREEMENT made this ____ day of May, 2001 between and among _____________________ and ____________________ (collectively
"Shareholders"), and AB FINANCIAL SERVICES, LLC, as voting trustee, ("the Voting Trustee").

                              W I T N E S S E T H:
                              --------------------

                  Shareholders, who own $.02 par value common stock of US Data Authority, Inc., a Florida corporation ("the Company"), deem it necessary and advisable, for their mutual best interests and the stability of policy and management of the Company, to deposit all of their common stock in the Company with the Voting Trustee pursuant to the terms and conditions of this Agreement; and the Voting Trustee has consented to act as Voting Trustee under this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. (a) Shareholders hereby assign, transfer and deliver to the Voting Trustee, all of the issued and outstanding common stock of Company now owned by them, as follows:

                        Name                   No. of Shares Transferred
                                                _______________________

                                                _______________________
                        TOTAL




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and all stock of Company, common or otherwise, having voting rights, hereafter issued to them, with respect to the aforesaid shares, whether as a stock dividend, stock split, or other distribution or exchange. (All common stock of the Company assigned or to be assigned to the Voting Trustee is referred to herein as the "Stock").

                  (b) Shareholders shall deliver to the Voting Trustee certificates for the Stock, duly endorsed for transfer to the Voting Trustee, and Voting Trustee shall cause the Stock to be registered in its name, as Voting Trustee, and shall hold such Stock subject to the terms of this Agreement. Upon receipt of the certificates for the Stock, the Voting Trustee shall issue and deliver to each Shareholder a Voting Trust Certificate, in the form attached hereto as Exhibit "A," for the number of shares deposited and transferred by such Shareholder.

                  2. (a) Until the termination of this Voting Trust Agreement and the actual delivery to the holders of Voting Trust Certificates issued hereunder of stock certificates of Company in exchange therefor as herein provided, the Voting Trustee shall have the right to exercise, in person or by proxy, all Shareholders' rights and powers in respect of all Stock including the right to vote thereon, and to take part in or consent to any corporate or shareholders' action of any kind whatsoever. The right to vote shall include the right to vote for the election of Directors and in favor of or against any resolution or proposed action of any character whatsoever, (including, without limitation, the sale of all or substantially all of the


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

assets of the Company or the merger of the Company with or into any other corporation), which may be presented at any meeting or require the consent of Stockholders of the Company.

                  (b) In holding and voting the Stock, the Voting Trustee shall act in such manner and make such decisions as he deems to be necessary or appropriate, but it shall not be personally responsible with respect to any act committed or omitted to be done under this Agreement, provided such commission or omission does not amount to willful misconduct on its part and provided also that the Voting Trustee, at all times, exercises good faith in such matters.

                  3. The Voting Trustee may, by written notice to the Stockholders, designate additional successors (in order of succession) and replace any successor. Upon the resignation or inability to act of the Voting Trustee or successor without a surviving designated successor or additional successor, this Voting Trust Agreement shall terminate.

                  4. The Voting Trust hereby created shall continue for a term of one year from the date hereof, unless it is sooner terminated pursuant to Paragraph 3.

                  5. At the expiration or termination of the Voting Trust hereby created, each Voting Trust Certificate holder will, upon presentation and surrender of the Voting Trust Certificate issued to him, be entitled to receive a certificate or certificates for the number of fully-paid shares of Stock represented by such Voting Trust Certificate. For the duration of the Voting Trust, each party holding Voting Trust Certificates shall be entitled to receive payments


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

equal to the dividends, if any, and any other distributions that are collected by the Voting Trustee on the number of shares represented by such Voting Trust Certificate.

                  6. (a) Voting Trust Certificates shall be transferable at the principal office of the Company on the books of the Voting Trustee, by the registered owner thereof either in person or by duly authorized attorneys, upon surrender thereof, according to the rules established for that purpose by the Voting Trustee, and subject to the provisions of paragraph 6(b) hereof, and the Voting Trustee may treat the registered holder of Voting Trust Certificates as owners thereof for all purposes, but the Voting Trustee shall not be required to deliver stock certificates hereunder without the surrender of such Voting Trust Certificates.

                  (b) Each holder of Voting Trust Certificates represents that he is acquiring such certificates for his own account for investment and not for distribution, and agrees that he will not transfer such certificates except in compliance with the Securities Act of 1933, and agrees that such certificates may bear a legend to that effect.

                  7. If a Voting Trust Certificate is lost, stolen, mutilated or destroyed, the Voting Trustee in its discretion may issue a duplicate of such Certificate upon receipt of:

                     (a)  Evidence of such fact satisfactory to it;

                     (b)  Indemnity satisfactory to it;

                     (c)  The existing certificate, if mutilated; and



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

                     (d) Its reasonable fees and expenses in connection with the issuance of a new Voting Trust Certificate.

                  The Voting Trustee shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced evidence of title satisfactory to the Voting Trustee and shall in addition deposit with the Voting Trustee indemnity satisfactory to it.

                  8. Any notice to or communication with the holders of the Voting Trust Certificates hereunder shall be deemed to be sufficiently given or made if mailed registered mail, return receipt requested, addressed to such holders at their respective addresses appearing on the transfer books of the Voting Trustee. Notices to the Voting Trustee hereunder shall be sent by registered mail to the Voting Trustee, addressed to it at its address listed under its name at the end of this Agreement, or at such other address as may from time to time be furnished in writing to the Voting Trust Certificate holders by the Voting Trustee.




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


                  IN WITNESS WHEREOF, the Voting Trustee and the Shareholders have executed this Agreement the day and year first above written.



----------------------------                 -----------------------------
Witness                                                     , SHAREHOLDER


----------------------------                 -----------------------------
Witness                                                      , SHAREHOLDER

                                             -----------------------------

                                             -----------------------------

                                             -----------------------------

____________________________                 AB FINANCIAL SERVICES, LLC,
Witness                                                       Voting Trustee
                                        Address: 4869 S. Buffalo Creek Drive
                                                 Evergreen, Colorado 80439-7511









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



         NO.____________                                   _________SHARES



                            VOTING TRUST CERTIFICATE

                             US DATA AUTHORITY, INC.

                  The shares of stock of US DATA AUTHORITY, INC., a Florida corporation (the "Company"), represented by this Voting Trust Certificate are held under and subject to the terms and restrictions of a Voting Trust Agreement dated May __, 2001 between _________________ and ___________________
("Shareholders") and AB Financial Services, LLC ("Voting Trustee") and all other shareholders of the Company who may, by the terms of such Voting Trust Agreement, become parties thereto. Said Voting Trust Agreement is on file and available for inspection, by proper parties, at the registered office of the Company at 3500 N.W. Boca Raton Boulevard, Building 84, Boca Raton, Florida 33431.

                  This is to certify that, upon the expiration or termination of the Voting Trust Agreement, the duly registered holder hereof, will be entitled to receive a certificate or certificates of _____ shares of the fully paid and non-assessable, $.02 par value, common stock of the Company and, in the meantime, will be entitled to receive payments equal to the dividends, if any, collected by the undersigned Voting Trustee upon a like number of shares standing in its name; and until after the actual delivery of such certificates the Voting Trustee shall possess and be entitled to exercise all rights and powers of every name and nature, including the right to vote in


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

respect of any and all such stock, as provided by the terms and conditions of the said Voting Trust Agreement; it being expressly stipulated that no right passes to the owner hereof by or under this certificate or by or under any agreement, expressed or implied.



                  This Certificate is transferable only on the books of the Voting Trustee in accordance with the conditions and restrictions of the said Voting Trust Agreement, upon surrender hereof by the duly registered holder or by its duly authorized attorney. Until such transfer is made, the Voting Trustee may treat the registered holder as owner thereof for all purposes whatsoever, except that delivery of stock certificates hereunder shall not be made without the surrender hereof.

                  WITNESS the hand of the Voting Trustee this _____ day of May, 2001.

                                               AB FINANCIAL SERVICES, LLC


                                               ------------------------------
                                               Voting Trustee







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